Comprehensive credit contract

Fiduciary: SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. (hereinafter referred to Party A)

Credit: Zhuhai China Resources Bank Co., Ltd., SHENZHEN BRANCH (sub, sub-branches) (hereinafter referred to Party B)

Applying by Party A, Party B agrees to provide the Party A the line of credit. In accordance with the provisions of relevant laws, after full consultation, Party A and Party B reach an agreement on the following terms and conditions, hereto enter into this Contract.

Chapter 1 The maximum line of credit and detailed line of credit

Article 1 Maximum line of credit is listed below:

1. The maximum line of credit in this Contract, Party B should provide to Party A (unless other mutual agreement, the line of credit does not contain secure deposit on specific business provided by Party A or a third party, or the amount equal to the line of credit of deposit pledge guarantee provided by Party A) is: RMB(currency) $FORTY MILLION ONLY (capital) (containing the equivalent in other currencies, the used exchange rate is the foreign exchange rate, announced by Party B, on which day the specific business actually occurred, the same below).

2. During the usage period of the line of credit, For the credit amount paid by Party A, Party B agrees to deal with according to following method, the unused line of credit during the usage period will be canceled automatically after expiration usage date.

All the credit amount can be recycled. Party A can reuse the repaid credit amount during the usage period, without exceeding the maximum line of credit.

Article 2 The detailed line of credit of specific business contained in above-mentioned maximum line of credit is listed as follows:

The specific mode of the credit amount pursuant to the specific business contract signed by both parties.

The above-mentioned credit amount can (fill in “can” or “cannot”) be coordinated used by Party A, and (indicate by check mark):

☐ All types of business can use coordinated;

☑ Part types of business can use coordinated——Bankers' acceptance bills.

Chapter 2 The credit period

Article 3 The period of usage validity of the maximum line of credit is from April 28, 2012 to April 28, 2013.

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The period of validity of specific business pursuant to specific business contract, but the beginning usage date of detailed line of credit in specific business should before at the expiry date of the maximum line of credit.

Chapter 3 The use of the line of credit

Article 4 During usage period of the line of credit, Party A must apply detailed line of credit one by one, and Party B should approve the applications one by one. The credit amount, usage period and specific use of each loan should be arranged in specific business contract /agreement (including the loan receipt / loan voucher) by both parties, or arranged in specific business application applied by Party A and agreed by Party B.

Article 5 For specific business, both sides should sign a specific business contract. If specific business contract is inconsistent with the provisions of the Contract, it shall comply with specific business contract.

Chapter 4 Interest and fees

Article 6 The interest of Loans, financing and the fees charged by related business in the line of credit of the Contract should be charged according to the provisions of the specific contract.

Article 7 The expenses related Credit investigation, inspection, notarization, and all fees include attorney fees, litigation costs, travel expenses, announcement fees paid for realizing the credit right by Party B on the situation Party A cannot repay the loans in the Contract on time should be all bear by Party A, and Party A authorizes Party B to deduct the fees directly from any account owned by the Party A in all the branches of Zhuhai China Resources Bank Co., Ltd.

Chapter 5 Security

Article 8 To ensure the debt right in this Contract, adopt the below security mode:

Guarantor SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD. and DANGYU PAN, signed “Security contract of Maximum amount” named "HUA YIN 2012 SHENERBAOZI GONGSISAN 001” with the Party B;

If the guarantor fails to sign security agreement/ contract according to Item 9 or finish the security procedures, Party B has the right to refuse providing credit to Party A.

Chapter 6 Promise of Party A

Article 9 Party A was formally established under Chinese laws and exists legally, is independent legal person, has free capacity for civil conduct to sign and perform the Contract.

Article 10 Has been completely authorized by the Board and any other authentic organizations to Enter into and carry out the Contract.

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Article 11 The documents, materials, vouchers related Party A, guarantor, mortgagor, pledges and so on provided by Party A are true, accurate, complete and effective, and do not have material errors or omit any material facts.

Article 12 Pay off debts according to Specific business contract and pay all outstanding expenses on schedule.

Article 13 The usage of specific line of credit in the Contract must comply with the laws and regulations and the arrangements agreed by the Contract and specific business contracts, and Party A should accept the inspection of Party B at any time.

Article 14 During the credit period, Party A should submit the true financial statements in time, faithfully provided major domestic banks of deposit, bank accounts, deposit and loan balances and other documents related operations to Party B.

Article 15 During the credit period, Party A should notice Party B in advance if Party A provide security to any third party, and shall not affect the ability of paying off the debts to Party B on schedule.

Article 16 During the credit period, Party A should perform the following duty of notification:

1. If the domicile, business address of legal representative (person in charge) or legal person, as well as registered capital, equity, and significant investments are changed, Party A should notice Party B within five days after the change date and provide related documents.

2. During the credit period, If Party A involves in material litigation, arbitration or other judicial procedure, administrative punishment procedures, or the operation situation, finance situation of Party A have changed materially, and possibly affect the credit realization of Party B, Party A should notice Party B immediately.

3. During the credit period, any type of recapitalization activities such as merger, taking over, separating, or any type of activities such as contracting and leasing can change the operation right, or any activities can change the organization structure and operation type, or actions may terminate the operation such as applying for disincorporating and bankrupting of Party A, should all notice Party B two months earlier by written, and must pay off all the debts credited by Party B or perform responsibilities of paying off the debts.

Article 17 The disclosures of related parties and related transactions in the Group which Party A is in, if applicable (hereinafter please indicated by check mark):

☒ Party A is not a group client defined by “Guidelines of credit risk management of the commercial banks about group clients "(" Guidelines ").

☐ Party A is not a group client defined by “Guidelines” Party A shall report the related transactions involved in more than 10%’s net assets of Party A to Party B according to the provisions of Article 17 of the "Guidelines", including the relationship, transaction, and the nature of the transaction, involved amount or corresponding ratio, pricing policy between the related parties, (including the transactions with no amount and only symbolic amount).

Chapter 7 Promises of Party B

Article 18 Party A applies for using specific credit in the Contract, Party B shall promptly accept and process, and notice the result to Party A promptly.

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Article 19 Unless other agreement signed in this Contract, Party B should not be free to change the maximum line of credit which is negative adjustment to Party A.

Chapter 8 Breaking contract and handling

Article 20 If one of the following situations happens, Party A is deemed as breaking the Contract:

1. Offers false information or hides true and important information to Party B, does not coordinate with the investigation, reviewing, and inspection;

2. Does not accept or evade supervision of Party B about the usage situation of the credit or involved operation and financial activities; evade

3. Does not use the loan and/or other credit according to the Contract and the specific contract;

4. Does not repay the loan, advances and other credit capital and interest timely and fully according to the Contract and the specific contract;

5. Does not repay the loan, advances and other credit capital and interest of Party A in other financial institution timely and fully;

6. Assigns the credit in the Contract to a third party with the agreement of Party B; or manages and demands the matured claim indifferently, or disposes existing assets with no cost or other inappropriate method;

7. Other situations Party B thinks may damage the legitimate rights of Party B.

Article 21 If one of the following situations happens on Guarantor, and Party B thinks it may affect the ability of guarantor, Party B may require the Guarantor to eliminate unfavorable conditions, or require Party A to add or change the guarantee condition, and if Guarantor or Party A does not cooperate, Party A is deemed as breaking the Contract:

1. Hides actual ability of undertaking guarantee responsibility, or does not acquire the authorization of the competent authority;

2. Does not apply for the annual inspection of the registration procedure on time;

3. Manages and demands the matured claim indifferently, or disposes existing assets with no cost or other inappropriate method.

Article 22 If one of the following situations happen on the Mortgagor, and Party B thinks it may result in invalid or deficient collateral (or pledge), it may require the Mortgagor to eliminate such unfavorable conditions, or require Party A to add or change the guarantee condition, and if Mortgagor or Party A does not cooperate, Party A is deemed as breaking the Contract:

1. Does not have the ownership or disposition of pledges, or the ownership is in controversy;

2. The pledges may have situations such as leased, closed down, detained, superintended, existed legal precedent priority (including but not limited the priority of construction), and/or hid these situations;

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3. The mortgagor transfers, leases, re-pledges or disposes pledges with inappropriate method without the writing agreement of Party B, or has the writing agreement of Party B, but does not repay the loan Party A owes to Party B using the income of disposal of pledges according to the requirements of Party B;

4. The mortgagor does not safe keep, maintain, repair the pledges, and result in depreciation and damages on pledges; or the mortgagor’s behavior endangers the pledges, result in depreciation on the pledges value; or during the mortgage period, the mortgagor insures for the pledges not according to the requirements of Party B.

Article 23 If any default event happens, Party B has the right to taking the following measures respectively or simultaneously:

1. Reduce line of credit in this Contract, or stop use remaining credit amount;

2. Take back capital and interest and related costs of issued loans contained in the maximum line of credit in advance;

3. During the credit period, the accepted drafts or opened (including opened with carte blanche) letters of credit, guarantee, delivery guarantee and etc., regardless of whether Party B gives money in advance or not, Party B can request Party A add the amount of security, or transfer the deposits of other accounts of Party A open in Party B to the security account for paying off the security provided by Party B in the Contract in the future, or deposit them in a third party for the security of Party B pay for Party A in advance in future;

4. Deduct any deposits on the bank accounts of Party A opened in all branches of Party B and Zhuhai China Resources Bank Co., Ltd., for pay off of all debts in the Contract and specific contract;

5. Party A should pay all the losses caused to Party B because of the breaking contract by Party A;

6. Has the right to retain the recourse under the Contract.

Chapter 9 Effectiveness of the Contract

Article 24 The Contract shall be signed or affixed seal by the authorized signer, and effective after seal affixed.

Chapter 10 Dispute Resolution

Article 25 The Contract and all events involved in the Contract applicable to the Chinese law, and be interpreted in accordance with Chinese law. The disputes of the two parties, happened during the Contract period, should be negotiated by two parties first; if cannot reach an agreement, then can use the following method to settle the disputes:

Litigation. The disputes come within the jurisdiction of the domicile of Party B.

During litigation or arbitration period, the provisions without controversy in the Contract still have to perform.

Chapter 11 Integrity of the Contract

Article 26 Each specific business contract signed by Party A and Party B according to the Contract is effective part of the Contract, and compose of a entirety.

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Article 27 If Party A does not perform the responsibilities in any specific business signed by Party A and Party B according to the Contract, it shows that Party A break the Contract, Party B has the right to terminate the Contract and take back all the outstanding credits in advance.

Article 28 If other situation that not contained in the Contract, Party A and Party B can reach another writing contract as the attachments, the attachments are effective part of the Contract, have equal validity with the Contract.

Chapter 12 Supplementary articles

Article 29 Party A agrees Party B to inquire Party A’s credit status, via credit database, establishing approved by the People's Bank of China and credit information department, and agrees Party B to provide Party A’s credit status to the credit database, and agrees that Party B can reasonable use and disclose Party A’s information, if Party B has business need.

Article 30 The Contract is made in quadruplicate, Party A one copy and Party B three copies, all have equal validity.

Article 31 If any provision, any respect of the Contract is or becomes illegal, invalid or unenforceable at any time, the legality, validity or enforceability of provisions of the Contract is not impacted or deducted.

Article 32 Adding sub-headings in the Contract are for convenience only and shall not be used for the interpretation of the Contract or any other purpose. The choices, handwriting have equal validity with the printed content of the Contract.

Article 33 Notices, requirements related the Contract sent mutually by both parties, should be sent in writing to related party’s address or fax listed in the signature page in the Contract. If any party changes the address or fax, the change party should notice the other party in writing in time.

Article 34 file exchanges between the two parties, if delivery via special man, it deems to be served after handing over; if delivery via registered letter, it deems to be served three days after the registered letter sent; if delivery via fax, it deems to be served when the fax is sent.

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The Contract is signed by both parties on the date of 2012-4-28. Party A confirmed that the two parties illustrate and discuss all the provisions in detail when signing the Contract, both parties have no doubt about all the provisions in the Contract and have accurate understanding about legal sense of the rights and responsibilities and restriction of liabilities or the exemption clauses.

Party A (seal):              /s/ [COMPANY SEAL]

Legal representative or authorized agent (signature or seal)

Domicile: Pinghu, Longgang District, Shenzhen

Zip: 518111

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Phone: (86)-755-8968 6236

Fax: (86)-755-8968 6819

Contact: Xun Sun

Party B (Seal): /s/ [COMPANY SEAL]

Responsible person or authorized representative (signature or seal)

Principal business address: 262, 162, Wanxiang City, Luohu District, Shenzhen

Zip Code: 518001

Tel: (86)-755-8281 9695

Fax: (86)-755-82819656

Contact: Gangfu Peng

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Maximum Amount Guarantee Contract

Creditor: ZHUHAI, CHINA RESOURCES BANK, SHENZHEN BRANCH

Guarantor:	(1) SPRINGPOWER TECHNOLOGY (SHENZHEN) CO., LTD.

(2) DANGYU PAN

Whereas the Creditor and SHENZHEN HIGHPOWER TECHNOLOGY CO., LTD. (the debtor) have entered into a series of business contracts (the "Comprehensive Credit ") as set first in Article 1 of this Agreement, and the creditor and the debtor each signed a specific credit business credit business contracts or agreements under this contract (hereinafter referred to as the main contract) formed by the creditor, through friendly negotiations and consultations, have entered into this Agreement (the "Agreement") in accordance with relevant laws and regulations of China.

Chapter 1 The principal debt secured

Article 1 the principal debt secured by the guarantor, including:

1, According to the comprehensive credit NO. huayin2012shenzongzi gongsisan 001 the creditor and the debtor entered into all the specific credit business under the contract or agreement of all claims, the highest principal balance of the principal debt secured does not exceed (currency) RMB(amount capitalized) FORTY MILLION ONLY.

The creditor's right shall form in the course of the agreed types of business by and between the Creditor and the Debtor during the period from April 28, 2012 to April 28, 2018.

These businesses, including: the specific kind of business will be the same with the specific business signed by the creditor and the debtor.

2, The following circumstances determine the maximum amount covered by the guarantee claims under this contract:

(1)	The creditor’s rights determine the expiration. The "expiration" includes the creditor's rights to determine the expiration stipulated in Article one Clause one of this contract and the circumstances that the creditor announces the creditor's rights to determine the term expires in advance in accordance with the national laws and regulations. If the debtor or the guarantor violated the stipulated obligation of the principal contract, the creditor is entitled to announce creditor's rights to determine the term expires in advance;

(2) New claims cannot occur;

(3) The creditor and the debtor terminate the master contract or terminate the contract between the creditor and the guarantor;

(4) Other circumstances as determined by the law claims.

3, This contract guarantees the maximum claim amount of this contract and 25 to determine the full amount, and expenses.

Article 2 The contents of this contract guarantee every type of business, the amount, interest rate, duration of the relevant legal instrument or certificate shall prevail.

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Article 3 Within the period of this contract and the highest balance, the creditor delivering the contract loans or other bank credit are not required case by case basis recognizance.

Article 4 Whatever the business, the kind of currency occurred within the period of this contract and the highest balance, the guarantor of the original currencies to assume security responsibility.

Chapter 2 The scope of the guarantee

Article 5 Guarantee range

The guarantee scope of this contract is: the principal creditor’s rights and interests, compound interests, punish interests, the penalty for breach of contract, compensation fees, other funds that the debtor should pay to the creditor (including but not limited to the related poundage, telecommunication fees, incidental expenses, the related bank expenses that the oversea beneficiary refuses to undertake, etc), the expenses caused by the creditor’s achieving the creditor's rights and the guarantee rights (including but not limited to the legal cost, arbitration charge, property maintenance charge, traveling expenses, execution charge, evaluation charge, auction fees, notarization fees, service fees, announcement fees, a retaining fee, etc).

The interests, punish interests, compound interests are counted according to the stipulation of the principal contract, and are counted until the day that the debts are paid off.

Article 6 Due to changes in exchange rates and the actual exceed the highest part of the balance, the guarantor voluntarily assume security responsibility.

Chapter 3 The way of guarantee

Article 7 The guarantee way of this contract is joint and several liability. If under this contract shall have more than one guarantor, the guarantors are jointly and severally liable to creditors.

Chapter 4 The period of guarantee

Article 8 the warranty period

1, The guarantee period of the guarantor is two years from the expiration date of the obligation performing period stipulated in the principal contract;

2,The guarantee period under the commercial acceptance bills, opening of relief guarantee deposits and letter of guarantee is two years from the date of the creditor’s prior paying up of the funds;

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3. The guarantee period of business draft discount is two years from the expiry date of the discount note;

4, If the creditor and debtor reach a postponement agreement upon the obligation fulfillment deadline of the principal contract, the guarantor shall continue to bear the guarantee liabilities, and the guarantee period is two years from the terminated date of the obligation fulfillment period stipulated in the postpone agreement .

5, Should the matters stipulated by the laws and regulations or the principal contract happened, and caused the debts under the principal contract's items are announced by the creditor for termination in advance, the guarantee period is two years from the prior expiration date of debts under the items of the principal contract determined by the creditor.

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Chapter 5 The representations and warranties of the guarantor

Article 9 Guarantor to the creditor to make the following representations and warranties:

1. The authorizations which the guarantee of this contract needed are acquired in accordance with the related stipulation and procedure;

2. Provide the creditor the real, complete, valid finance report forms, company constitution or other relevant data, information according to the creditor's demands, and accept the supervision and examination from the creditor to the guarantor’s business operation and finance condition;

3. All the needed filings or the notarization procedures which the guarantor has already completed or will complete;

4. At present not exist any lawsuit, arbitration or administration procedure which relate to the guarantor or his serious business assets, and will cause severe unfavorable influences to the guarantor’s finance situation or the ability that the guarantor’s performance of obligation in accordance with the contract.

Chapter 6 The guarantor's commitment

Article 10 Before the guaranteed debts are paid off, the guarantor shall abide the regulation of the following clauses:

1. If the debtor doesn’t perform the obligations stipulated in the principal contract, the guarantor shall perform guarantee liabilities voluntarily;

2. If the guarantor doesn’t perform the obligations stipulated in the principal contract, the creditor is entitled to take in the relevant funds from the accounts which the guarantor opened in the institutions of the Hua Run bank in Zhuhai;

3. The guarantor shall notify the creditor in writing at once in any of the following circumstances:

(1) The change of the guarantor’s name, address, legal representative, contact method, etc; the change of the guarantor’s ( natural person) job, income, address, corresponding address, contact telephone number, and other personal circumstances during the period of loan;

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(2) The change of the guarantor’s subjection relationship, top personnel alteration, company constitution modification, and the adjustment of the organization construction;

(3) The getting worse of the guarantor’s finance situation and the happening of severe difficulties of the production and operation or the severe lawsuit, arbitration events;

(4) The guarantor stop production , go out of business , close down and consolidate or be applied bankruptcy, reforming, etc;

(5) The guarantor is canceled, revoked business license, ordered close or other disband reasons appear;

(6) Guarantor occurs to the detriment of creditors to achieve debt situation.

4, one of the following acts, the guarantor 15 days in advance written notice to creditors and consent of the creditor in writing:

(1) Guarantor to change the capital structure or operating system, including but not limited to, contracting, leasing, the shareholding system reform, joint venture, merger, division, joint venture, capital reduction, asset transfer, application re-engineering, application for reconciliation, filed for bankruptcy;

(2) Guarantor of debt for the third person to provide a guarantee to guarantee its assets itself or a third party debt, mortgage, pledge, security, and may affect the performance of this contract under the guarantee responsibility.

Chapter 7 The nature and effect of guarantee

Article 11 Should the creditor's rights that the contract guaranteed exist property security (include the properties provided by the debtor or the third person) and the suretyship guaranty, the creditor can achieve the creditor's rights upon the property security; he can also demand the guarantor to bear the guarantee liabilities. The creditor's rights that the contract guaranteed have more than two guarantors of property security (Include the property security provided by the debtor). If the creditor had chosen a certain guarantee to achieve the creditor’s right, he can also claim to achieve all or part of the creditor’s rights by other guarantees at the same time.

Article 12 If the debtor has provided the property security, and the creditor has given up the real right for security and order of the real right for security, or change the real right for security, the guarantor shall be jointly and severally liable for the creditor's rights under the terms of the principal contract according to the stipulation of the contract. “The real right for security "means the real right for security which formed by the debtor’s providing the property security for the creditor’s right under the terms of the contract.

Article 13 Guarantor offers guarantee for the numbers of debts (not limited to the terms of this contract) between the debtor and the creditor, and if the guarantor’s payment is not enough for the liquidation of all the matured debts, the debts which are paid off and the offset order is determined by the creditor.

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Article 14 The creditor performs right of offset to the guarantor in accordance with the provisions of the laws or the stipulation of the contract, the debts that are offset and the offset-order are determined by the creditor; the creditor performs subrogated right according to the laws, the second debtor’s liquidated debts for the creditor and the offset-order are determined by the creditor.

Article 15 If the transfer behaviors of the creditor's rights or debts under the items of the contract cannot come into force, or invalid, be canceled, be relieved, the guarantor shall still bear guarantee liabilities for the creditor in accordance with the contract.

Chapter 8 Event of Default and Relief

Article16 Each of the following events issues that constitute the guarantor in the event of default under this Contract:

1, The main contract the debtor in the validity of the contract was dissolved, bankrupt;

2. Debt under the main contract to fulfill the expiration of the unpaid;

3, The emergence of the claims of creditors under the main contract to be difficult to achieve, or other circumstances can not be achieved;

4, The guarantor shall suspend or cease operation or enter bankruptcy, liquidation or termination of business or other similar procedures, or the guarantor to apply break

Production, liquidation or the competent department decided to suspend operation or suspend business; guarantor of death has been declared missing or is declared dead;

5, The occurrence of significant litigation, arbitration or administrative proceedings against the guarantor or its major operating assets, the guarantor exists the possibility of inability to fulfill the guarantee responsibility;

6, The guarantor with the major events of default under the contract between the creditor or other banks;

7, The guarantor in breach of its obligations under this contract or the occurrence of creditors that will seriously and adversely affect the other events of its rights under this contract.

Article 17 the above events of default occur, the creditor is entitled to take any one or a number of measures:

1. Exercise enjoyed under the main contract and the contract Remedies for Breach;

2, All part of the reduction, suspension or termination of the guarantor line of credit;

3, All the partial suspension or termination of the accepted applications for the business of the guarantor under other contracts; not yet handle outstanding loans, trade financing, full, partial suspension or termination of the distribution and processing;

4, The guarantor under other contracts outstanding loan / trade finance, payments of principal and interest and other payables in whole or in part, immediately due;

5, To terminate or cancel this contract, all part of the termination or dissolution of the other contract between the guarantor and the creditor.

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Article 18 The following acts of guarantors, according to this contract which guarantees the highest balance of the principal debt to pay liquidated damages to the creditors; caused by the loss of creditors, should be given full compensation:

1, has not obtained the contract guarantees the required legal and valid authorization;

2, according to the contract to provide true, complete and effective financial statements, articles of association or other relevant information, and information;

3, the occurrence of the circumstances of Article 11, paragraph 3 of this contract, did not immediately notify the creditor;

4, Article 11, paragraph 4, of the behavior of the implementation of this contract, without the prior consent of the creditors have agreed to.

Chapter 9 Costs and compensation

Article 19 The guarantor shall be the demands of creditors immediately to the creditor to pay or compensation of the following fees:

1, The creditors in preparation for the signing of this contract and other relevant documents and this contract to modify, supplement or given agree with what happened all costs and costs (including credit investigation, to check, notary, witness, Lawyer Service, accounting services, audit, identification of fees and all actual expenses); and

2, The creditor to exercise its rights under this contract or proceedings against the guarantor or to seek compensation based on the aforementioned subject matter, or defend, abandon or transfer of the process of this contract, all costs and expenses (including attorneys' services, accounting services, auditing , Proceedings of the costs and all actual expenses).

Chapter 10 The right to terminate the opposition period

Article 20 Creditors in accordance with the law or contract to exercise the right of setoff, right of cancellation, the guarantor of the objection period is seven working days, since the creditors in written, oral or other forms of the date of notification of the guarantor from the calculation.

Chapter 11 Others

Article 21 Without the creditor prior consent of the guarantor shall not assign or otherwise dispose of under this contract in whole or in part of its obligations.

Article 22 The creditors will transfer the debt secured by this contract to a third party, the consent of the guarantor, the security interest under this contract shall be simultaneously transferred to a third party guarantor to assume guarantee responsibilities in the original guarantee within the new creditors.

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Article 23 After the entry into force of this contract, the guarantor event of separation, merger, borne by the agency after the change of its obligations under this contract.

Article 24 The guarantor is fully aware of the interest rate risk. If the creditor under the main contract or policy changes of the country's interest rates to adjust the level of interest rates, interest-bearing or interest settlement, leading to the main contract, the debtor should repay the interest, penalty interest, compounded increase, the increase in part, the guarantor to assume security responsibility .

Article 25 In addition to the debt under the main contract, the debtor's creditors also bear other maturing debt, the creditor is entitled to deduct the debtor in the creditor banks opened accounts in RMB or other currency amounts to first use any relief in the settlement of any sum due debts, the guarantor of the guarantee obligation.

Article 26 The creditor to give guarantee any grace concessions or delay shall not affect the damage or limit the creditors in accordance with the contract and the laws, regulations and all the rights; should not be regarded as the creditor rights and interests under this Contract give up, does not affect the guarantor of any liability under this contract and obligations.

Article 27 If at any time, any of the terms of this contract in any way or becomes illegal, invalid or unenforceable, the legality, validity or enforceability of the other provisions of this contract without any impact on or detract from.

Article 28 The creditors record the evidence of effectiveness unless there is reliable to determine the evidence to the contrary, the debtor of the creditors of the principal, interest, fees and repayment records the contents of internal accounting records, creditors created or retained to handle withdrawals, repayment occurred in the course of business to pay interest and other documents, vouchers and creditor collection of loan records, documents, constitute valid proof to determine the evidence of the creditor, debtor, creditor-debtor relationship.

Article 29 The guarantor agree to the creditors to the People's Bank of China, and credit information department in charge of approval to establish credit database and relevant units and departments to check the credit status of the guarantor, and agree to the creditors of the guarantor information for approval by the People's Bank of China, and credit information department in charge of to establish credit database. Guarantor and agree to the creditors for the business needs can also be the rational use and disclose the guarantor information.

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Article 30 The bankruptcy proceeding in the debtor if the creditor and the debtor reach a settlement agreement, or agree to a restructuring plan, creditors' rights under this contract is not compromised by settlement agreement or restructuring plan, the guarantor of the guarantee obligation be relief . The guarantor shall not be against the creditor's claim to the settlement agreement, the conditions of the reorganization plan provisions. Creditors make concessions in the settlement agreement, restructuring plan to the debtor failed to obtain the settlement of the claims, and still have the right to request the guarantor to assume security responsibility.

Article 31 Notices, requirements related the Contract sent mutually by both parties, should be sent in writing to related party’s address or fax listed in the signature page in the Contract. If any party changes the address or fax, the change party should notice the other party in writing in time.

File exchanges between the two parties, such as by hand, after delivery shall be deemed served; send a registered letter, three days after the registered letter sent shall be deemed served; such as fax transmission when issued shall be deemed to be served.

Article 32 If the creditor due to business needs to be commissioned by the other branches of China Resources Bank of Zhuhai to fulfill the rights and obligations under this contract, the guarantor of this recognition. creditors authorized China Resources Bank of Zhuhai is entitled to exercise all rights under this contract, the right to this contract under dispute to the courts or submitted to an arbitration body.

Article 33 Adding sub-headings in the Contract are for convenience only and shall not be used for the interpretation of the Contract or any other purpose.

Chapter 12 Applicable law and dispute resolution

Article 34 The Contract and all events involved in the Contract applicable to the Chinese law, and be interpreted in accordance with Chinese law.

Article 35 The disputes of the two parties, happened during the Contract period, should be negotiated by two parties first; if cannot reach an agreement, then can use the method to settle the disputes: litigation. The disputes come within the jurisdiction of the domicile of Party B.

During litigation period, the provisions without controversy in the Contract still have to perform.

Chapter 13 The commencement , change and release of the contract

Article 36 This contract signed by the parties (if a party is a natural person, this contract shall be that party's signature, if a party is a legal person or other organization, this contract shall be is entitled to a signed or stamped seal of the signatory and official seal) epigenetic effect.

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Article 37 After the entry into force of this contract, either party will be allowed to change or terminate this contract in advance, Such as the contract required the modification or rescission by the guarantor and the creditor consensus and agreement in writing. Written agreement, the provisions of this contract is still valid.

Article 38 In the main contract to modify the debt of the debtor to be mitigating circumstances (including but not limited to the amount of debt reduction under the main contract, the shortening of debt maturity, etc.), the guarantor shall be deemed to have agreed to such modification, so will without prior consent of the guarantor, the guarantor on the change emperor contract debt should continue to assume security responsibility.

Supplementary Provisions 15

Article 39 Of the issues covered in this contract, the guarantor and the creditor both parties will reach a written agreement as an annex to the contract. Hereto is an integral part of this contract with this Contract, the body has the same legal effect.

Article 40 The guarantor should take the initiative to understand the debtor's business conditions and the types of business under this contract (including the amount of transfer credit) occurred fulfillment. Under this contract for various types of business (including the amount of transfer credit), the main contract, the relevant legal instrument or certificate no longer served on the guarantor.

Article 41 The Contract is made in quadruplicate, Party A one copy and Party B three copies, all have equal validity.

Article 42 The enforcement of notary (tick "√" to select)

The contract does not apply for the enforcement of notary.

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The Contract is signed by both parties on the date of 2012-4-28. Party A confirmed that the two parties illustrate and discuss all the provisions in detail when signing the Contract, both parties have no doubt about all the provisions in the Contract and have accurate understanding about legal sense of the rights and responsibilities and restriction of liabilities or the exemption clauses.

Creditors (official seal): /s/ [CORPORATE SEAL]

Responsible person or authorized representative (signature or seal)

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Principal business address: 262, 162, Wanxiang City, Luohu District, Shenzhen

Zip Code: 518001

Tel: (86)-755-8281 9695

Fax: (86)-755-82819656

Contact: Gangfu Peng

Guarantor (Seal):

Legal representative or authorized representative (signature or seal): /s/ Dangyu Pan

(The above applies to legal persons)

Domicile: Pinghu, Longgang District, Shenzhen

Zip: 518111

Phone: (86)-755-8968 6236

Fax: (86)-755-8968 6819

Contact: Xun Sun

Guarantor (signature): /s/ Dangyu Pan

identity document and number:

Identification card number:430104196803184316

Zip: 518111

Phone: (86)-755-8968 6236

Fax: (86)-755-8968 6819

Contact:

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